SOLICITED BY THE BOARD OF DIRECTORS OF CIPSCO INCORPORATED

The undersigned appoints and/or directs the agents of the Plans identified on the reverse hereof to appoint C. L. Greenwalt and W. A. Koertner, and each of them as attorneys and proxies with power of substitution to vote, as indicated hereon, all shares of common stock of CIPSCO Incorporated held of record in the name of, or held for the account of the undersigned in the Plans, at the close of business on the record date and, in their discretion, to vote on all other matters which may properly come before the 1996 Annual Meeting of Shareholders of CIPSCO Incorporated and at all adjourned sessions thereof, all as set forth in the Notice and Proxy Statement relating to the meeting.


                                             If joint account, each joint
                                             owner should sign.  State title
                                             when signing as executor,
                                             administrator, trustee, guardian,
                                             etc.

                                             DO NOT FOLD

                                             DATE _________________________

                                   SIGNED _________________________________

                                          _________________________________

The votes represented by this proxy, if properly executed, will be voted as indicated by you. If you sign and return the proxy unmarked, such votes will be voted "FOR" the election of directors and "FOR" approval of the appointment of auditors. No proposal is related to or conditioned on any other proposal.


DIRECTORS RECOMMENDED a Vote "FOR" Items 1 and 2.

                              For ___                  Withhold Authority ___

1.   Election of Directors    all nominees listed      to vote for all
                              below (except as         nominees
                              marked to the
                              contrary)

     W. J. Alley         C. L. Greenwalt          J. L. Heath
     R. W. Jackson       G. R. Lohman             R. A. Lumpkin
     H. M. Merriman      T. L. Shade              J. W. Wogsland

     To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

2.   Approval of the appointment
     of Arthur Andersen LLP as     For ___     Against ___    Abstain ___
     independent public
     accountants for 1996.

Please mark your votes with an "X." Then DATE PROXY AND SIGN ON REVERSE side exactly as name(s) are shown and return signed proxy in enclosed envelope.

Participants in (i) the Company's Automatic Dividend Reinvestment and Stock Purchase Plan and (ii) Central Illinois Public Service Company's Employee Stock Ownership Plan or any of its Employee Savings Plans, direct Illinois Stock Transfer Company and the respective plan Trustee, respectively, as agent, to vote as indicated herein.

(To be signed on reverse side)